EXHIBIT 99.b

                                SUPPORT AGREEMENT

         THIS SUPPORT AGREEMENT is entered into as of May 30, 2000, between Conexant Systems Inc., a corporation existing under the laws of the State of Delaware ("ParentCo"), and Philsar Semiconductor Inc., a corporation incorporated under the laws of Canada (the "Corporation").

         WHEREAS, pursuant to a reorganization agreement dated as of April 11, 2000, (such agreement as it may be amended or restated is hereinafter referred to as the "Reorganization Agreement") by and between ParentCo, the Corporation and certain shareholders of the Corporation, the parties agreed that on the closing of the transaction contemplated under the Reorganization Agreement, ParentCo and the Corporation would execute and deliver a Support Agreement containing the terms and conditions set forth in an Exhibit to the Reorganization Agreement together with such other terms and conditions as may be agreed to by the parties to the Reorganization Agreement acting reasonably.

         AND WHEREAS, pursuant to a reorganization of the capital structure of the Corporation (the "Reorganization") contemplated in the Reorganization Agreement, the Corporation issued certain exchangeable shares (the "Exchangeable Shares") having attached thereto certain rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions").

         AND WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby ParentCo will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered ParentCo Common Shares in satisfaction of the obligations of the Corporation under i) the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions and ii) pursuant to the Share Option Plan, the Convertible Debenture and the Warrants as defined below.

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Except as expressed in the following sentence, each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise. The terms "Share Option Plan", "Employee Stock Options", Convertible Debentures", "Convertible Debenture Options" and "Warrants" shall have the meaning ascribed to them in the Reorganization Agreement (in each case giving effect to the amendments thereof contemplated by the Reorganization Agreement).

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1.2 Interpretation Not Affected by Headings, Etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 Date for Any Action. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2

                   COVENANTS OF PARENTCO AND THE CORPORATION

2.1 Covenants of ParentCo Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, ParentCo will:

(a) not declare or pay any dividend on ParentCo Common Shares unless (A) the Corporation will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) subsection 2.1(b) shall be complied with in connection with such dividend;

(b) cause the Corporation to declare simultaneously with the declaration of any dividend on ParentCo Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on ParentCo Common Shares, cause the Corporation to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

(c) advise the Corporation sufficiently in advance of the declaration by ParentCo of any dividend on ParentCo Common Shares and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on ParentCo Common Shares;

(d) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration representing the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered ParentCo


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         Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

(e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Exchangeable Share Consideration representing the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered ParentCo Common Shares to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

(f) not exercise its vote as a shareholder to initiate the amalgamation or voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; and

(g) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to perform its obligations under the provisions of the Share Option Plan, the Convertible Debenture Options and the Warrants, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered ParentCo Common Shares to i) the holders of Employee Stock Options upon exercise of such options, ii) the holders of the Convertible Debenture Options upon the exercise of such options and iii) the holders of the Warrants upon exercise by such holders of their rights thereunder.

2.2 Reservation of ParentCo Common Shares. ParentCo hereby represents, warrants and covenants that it has irrevocably reserved for issuance, or will hold in treasury for issuance, and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital shares such number of ParentCo Common Shares (or other shares or securities into or shares held in treasury, which ParentCo Common Shares may be reclassified or changed as contemplated by section 2.6 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time, and
(ii) the number of ParentCo Common Shares necessary to satisfy the Corporation's obligation to issue Parentco Common Shares under the Employee Share Options, the Convertible Debenture Options and the Warrants, and (b) as are now and may hereafter be required to enable and permit the Corporation to meet its obligations hereunder, under the Voting and Exchange Trust Agreement and under the Exchangeable Share Provisions.

2.3 Notification of Certain Events. In order to assist ParentCo to comply with its obligations hereunder, the Corporation will give ParentCo notice of each of the following events at the times set forth below:

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(a)      in the event of any determination by the Board of Directors of the
         Corporation in accordance with the Articles of the Corporation to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(c) immediately, upon receipt by the Corporation of a Retraction Request (as defined in the Exchangeable Share Provisions);

(d) at least 30 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of the Corporation in accordance with the Exchangeable Share Provisions;

(e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares; and

(f) as soon as practicable upon the exercise of any Employee Stock Options, Convertible Debenture Options and Warrants.

2.4 Delivery of ParentCo Common Shares. In furtherance of its obligations hereunder, upon notice of any event which requires the Corporation to cause to be delivered ParentCo Common Shares to i) any holder of Exchangeable Shares, or
ii) in connection with the exercise of Employee Share Options, the Convertible Debenture Options and the Warrants ParentCo shall forthwith issue and deliver the requisite ParentCo Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, or the holders of Employee Stock Options, Convertible Debenture Options or Warrants as the case may be, on any exercise thereof as the Corporation shall direct. All such ParentCo Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest created by or through ParentCo.

2.5 Qualification of ParentCo Common Shares. ParentCo covenants that if any ParentCo Common Shares to be issued and delivered hereunder (including for greater certainty, pursuant to the Employee Share Option, the Convertible Debenture Option and the Warrants and Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (both as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with or approval of or the filing of any document including

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any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by ParentCo to the initial holder thereof (other than the Corporation) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of ParentCo for purposes of Canadian federal or provincial securities law or an "affiliate" of ParentCo for purposes of United States federal or state securities law), ParentCo will in good faith expeditiously take all such actions and do all such things as are reasonably necessary to cause such ParentCo Common Shares to be and remain duly registered, qualified or approved to the extent and in the manner provided in the Reorganization Agreement. ParentCo will in good faith expeditiously take all such actions and do all such things as are reasonably necessary to cause all ParentCo Common Shares to be delivered hereunder (including, for greater certainty, pursuant to Employee Share Options, the Convertible Debenture Option and the Warrants and the Exchangeable Share Provisions or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on the principal stock exchanges and quotation systems on which shares of such class are listed, quoted or posted for trading at such time.

2.6 Equivalence. ParentCo hereby covenants and agrees to cause the Corporation to effect the necessary amendments to the Articles of the Corporation to ensure that the Exchangeable Shares are adjusted to fully reflect the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization or other like change with respect to ParentCo Common Stock occurring after the Effective Date.

2.7 Tenders Offers, Etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to ParentCo Common Shares (an "Offer") is proposed by ParentCo or is proposed to ParentCo or its shareholders and is recommended by the Board of Directors of ParentCo, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of ParentCo, ParentCo shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of ParentCo Common Shares, without discrimination, including, without limiting the generality of the foregoing, ParentCo will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by ParentCo or where ParentCo is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.8 Ownership of Outstanding Shares. Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.1

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of the Exchangeable Share Provisions, ParentCo covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than ParentCo or any of its Subsidiaries, and for so long as any holders of rights to acquire ParentCo Common Shares pursuant to the Employee Share Option Plan, the Convertible Debenture Options and the Warrants remain outstanding ParentCo will be and remain the direct or indirect beneficial owner of securities of the Corporation carrying or entitled to not less than 51% of the voting rights for the election of directors, in each case other than the Exchangeable Shares. Notwithstanding the foregoing sentence, ParentCo shall not be in violation of this section 2.8 if any person or group of persons acquires ParentCo Common Shares pursuant to any merger of ParentCo in which ParentCo was not the surviving corporation.

2.9 ParentCo Not to Vote Exchangeable Shares. ParentCo covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by ParentCo and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. ParentCo further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.10 Due Performance. On and after the Effective Date, ParentCo shall duly and timely perform all of its obligations under the Reorganization Agreement and related agreements in respect of the Reorganization, including any obligations that may arise upon the exercise of ParentCo's rights under the Exchangeable Share Provisions.

                                    ARTICLE 3

           CERTAIN RIGHTS OF PARENTCO TO ACQUIRE EXCHANGEABLE SHARES

3.1 ParentCo Liquidation Call Right.

(a) ParentCo shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all, but not less than all, of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on delivery by ParentCo to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"), which as provided in this section 3.1, shall be fully paid and satisfied by the delivery by or on behalf of ParentCo of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price. In the event of the exercise of the Liquidation Call Right by ParentCo, it is intended that each holder shall be obligated to sell all the Exchangeable Shares held by the holder to ParentCo on the Liquidation Date on payment by ParentCo to the holder of the Exchange Share Consideration representing the Liquidation Call Purchase Price for each such share, as provided in section 5.4 of the

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         Exchangeable Share Provisions. The Corporation agrees, for the benefit of ParentCo, to enforce against the holders of Exchangeable Shares the provisions of section 5.4 of the Exchangeable Share Provisions to such effect.

(b) To exercise the Liquidation Call Right, ParentCo must notify the Corporation of Parentco's intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Corporation will notify the holders of Exchangeable Shares as to whether or not ParentCo has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by ParentCo. If ParentCo exercises the Liquidation Call Right, on the Liquidation Date, ParentCo will purchase all of the Exchangeable Shares then outstanding for the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, ParentCo shall deposit with the Corporation, on or before the Liquidation Date, the Exchangeable Share Consideration for all of the Exchangeable Shares. Provided that such Exchangeable Share Consideration has been so deposited with the Corporation, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate share of such Exchangeable Share Consideration representing the total Liquidation Call Purchase Price payable by ParentCo without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the ParentCo Common Share delivered to it. Upon surrender to the Corporation of a certificate or certificates representing the Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of ParentCo shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If ParentCo does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Exchangeable Share Consideration representing the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

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3.2 ParentCo Redemption Call Right.

(a) ParentCo shall have the overriding right ( the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all, but not less than all, of the holders of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder, other than any Subsidiary of ParentCo, on payment by ParentCo to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price"), which as provided in this section 3.2, shall be fully paid and satisfied by the delivery by or on behalf of ParentCo of the Exchangeable Share Consideration representing the Redemption Call Purchase Price. In the event of the exercise of the Redemption Call Right by ParentCo, it is intended that each holder shall be obligated to sell all the Exchangeable Shares held by the holder to ParentCo on the Automatic Redemption Date on payment by ParentCo to the holder of the Exchangeable Share Consideration representing the Redemption Call Purchase Price for each such share as provided in section 7.4 of the Exchangeable Share Provisions. The Corporation agrees, for the benefit of ParentCo, to enforce against the holders of Exchangeable Shares the provisions of section 7.4 of the Exchangeable Share Provisions to such effect.

(b) To exercise the Redemption Call Right, ParentCo must notify the Corporation of ParentCo's intention to exercise such right at least 60 days before the Automatic Redemption Date. The Corporation will notify the holders of the Exchangeable Shares as to whether or not ParentCo has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by ParentCo. If ParentCo exercises the Redemption Call Right, on the Automatic Redemption Date, ParentCo will purchase all of the Exchangeable Shares then outstanding for the Exchangeable Share Consideration representing the total Redemption Call Purchase Price.

(c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, ParentCo shall deposit with the Corporation, on or before the Automatic Redemption Date, the Exchangeable Share Consideration for all the then outstanding Exchangeable Shares representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Corporation, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate share of the Exchangeable Share Consideration representing the total Redemption Call Purchase Price payable by ParentCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Exchangeable Share Consisderation delivered to such holder. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation


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         and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If ParentCo does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Exchangeable Share Consideration representing the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

3.3 Exchange Put Right. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust
Agreement:

(a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require ParentCo to purchase all or any part of the Exchangeable Shares of the holder; and

(a) upon the exercise by the holder of the Exchange Put Right, it is intended that the holder shall be required to sell to ParentCo, and ParentCo shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by ParentCo of the Exchangeable Share Price for each Exchangeable Share in respect of which the Exchange Put Right has been exercised by such holder. The Corporation agrees, for the benefit of ParentCo, to enforce against the holders of Exchangeable Shares the provisions of section 8.1 of the Exchangeable Share Provisions to such effect.

3.4 ParentCo shall have the unqualified right, at any time and from time to time, to assign any or all of its rights under this Article 3 to any Canadian Subsidiary of ParentCo (other than the Corporation), and if any such assignment is made, such Canadian Subsidiary may exercise all of ParentCo's rights hereunder and perform all of ParentCo's obligations hereunder arising from the exercise of such rights as fully as ParentCo might; provided, however, that nothing herein shall affect in any way the obligation of ParentCo, which obligation shall be absolute and continuing notwithstanding any such assignment, to provide ParentCo Common Shares, in the amounts and at times required hereunder, in order to permit such Canadian Subsidiary to exercise ParentCo's rights and to perform ParentCo's obligations hereunder. ParentCo hereby, as primary obligor, unconditionally and irrevocably guarantees the prompt and complete payment and performance, as and when due, by any such Canadian Subsidiary of any obligations of ParentCo arising from any such assignment that may be made by ParentCo hereunder.

                                    ARTICLE 4
                                    GENERAL

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4.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than ParentCo and any of its Subsidiaries.

4.2 Changes in Capital of ParentCo and the Corporation. Notwithstanding the provisions of section 4.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.6 or 2.7 hereof, as a result of which either ParentCo Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which ParentCo Common Shares or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4 Amendments, Modifications, Etc. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation and ParentCo and approved by the holders of the Exchangeable Shares in accordance with Section 10.1 of the Exchangeable Share Provisions.

4.5 Ministerial Amendments. Notwithstanding the provisions of Section 4.4 hereof, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

(b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation and ParentCo, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c) making such changes or corrections which, on the advice of counsel to the Corporation and ParentCo, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of the Corporation and ParentCo shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

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

4.6 Meeting to Consider Amendments. The Corporation, at the request of ParentCo, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

4.7 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

4.8 Enurement. This agreement shall be binding upon and enure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

4.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

(a)      if to ParentCo to:

         Conexant Systems, Inc.
         4311 Jamboree Road
         Newport Beach, California
         92660-3095
         U. S. A.

         Attn:    Dennis E. O'Reilly
                  Senior Vice-President, General Counsel & Secretary
         Fax:     (949) 483-3018
         Tel:     (949) 483-6388


(b)      if to the Corporation to:

         Conexant Systems, Inc.
         4311 Jamboree Road
         Newport Beach, California
         92660-3095
         U. S. A.

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and

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received on the date of confirmed receipt thereof, unless such day is not a
Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of

Ontario and the laws of Canada applicable therein.


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4.12 Attornment. ParentCo agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as ParentCo's attorney for service of process.

         IN WITNESS WHEREOF, ParentCo and the Corporation have caused this agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                    PHILSAR SEMICONDUCTOR INC.

                                    By: /s/ Charles Norris
                                       --------------------------------
                                       Name:  Charles Norris
                                       Title: VP Finance / Administration
                                               and CFO

                                    CONEXANT SYSTEMS INC.

                                    By:  /s/ Dennis E. O'Reilly
                                        -------------------------------
                                        Name:  Dennis E. O'Reilly
                                        Title: Senior Vice President
                                                General Counsel and
                                                Secretary